                               POWER OF ATTORNEY

I, Amanda J. Sterling, an officer of TimkenSteel Corporation, hereby constitute and appoint Frank A. DiPiero, my true and lawful attorney-in-fact, with full power of substitution and re-substitution, for me and in my name, place and stead, to sign on my behalf any Forms 3, 4, 5 or 144 required pursuant to the
Securities Act of 1933 or the Securities Exchange Act of 1934, and to sign any and all amendments to such Forms 3, 4, 5 or 144, and to file the same with the
Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever that said attorney-in-fact or his substitute, may deem necessary or desirable, in his or their sole discretion, with any such act or thing being hereby ratified and approved in all respects without any further act or deed whatsoever.

Executed this 10th day of June, 2014 by the undersigned.

                                        /s/ Amanda J. Sterling
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                                        Amanda J. Sterling